Exhibit 10.1

INTESA SANPAOLO New York Branch, One William Street New York, NY 10004

FIRST AMENDMENT TO AGREEMENT

     FIRST AMENDMENT dated as of April 30, 2014 (this “Amendment”) to the committed credit facility agreement, referred to below, by and between Fuel Systems Solutions, Inc. and Impco Technologies, Inc. (as “Parent Borrower” and “Co-Borrower” respectively and together as “Borrowers”) and Impco Technologies B.V. (as “Dutch Guarantor”) and Intesa Sanpaolo S.p.A., New York Branch (the “Bank” and together with the Borrowers, the “Parties”).

     WHEREAS, (i) on July 10, 2009, the Borrowers and the Dutch Guarantor, and the Bank entered into a committed credit agreement in the amount of US$13,000,000 (the “Agreement”), and the Parent Borrower executed the relevant promissory note (the “Note”); and (ii) on April 12, 2011, the Parties entered into a Master Reimbursement Agreement (the “MRA”) to make standby letters of credit of the duration of up to one year available to the Borrowers pursuant to the Agreement;

WHEREAS, the parties hereto wish to amend the Agreement and the MRA as set forth herein; and,

NOW THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

SECTION 2. Amendments to Agreement. The Agreement and the MRA shall be amended as follows:

1.	The Committed Amount shall be increased from US$13,000,000 to US$20,000,000 and the definition contained in Section 1 of the Agreement and the preamble of the MRA shall be amended accordingly.

Consequently the Note shall be cancelled and returned to the Parent Borrower and a new promissory note in the form of Exhibit A shall be executed.

2.	The Stated Maturity Date shall be extended to April 30, 2015 and Section 1, Paragraph 4 of the Agreement shall be amended as follows:

“The Facility may be made available to the Borrowers and subject to the terms and conditions as contained herein until the earlier of (i) April 30, 2015 (the “Stated Maturity Date”) or (ii) the date on which any Loans made hereunder are terminated in accordance with the provisions hereof (the “Maturity Date”). Each extension of credit made under the Facility (each a “Loan” and, collectively the “Loans”) made hereunder shall have a stated maturity not extending beyond the Stated Maturity Date. (Any Loan made hereunder may also be referred to as a “Loan” or, collectively, the “Loans”).

3.	The following language shall be added to the end of Section 15 (Increased Costs) of the Agreement: “For purposes of this Agreement (a) all requests, rules, guidelines or directives in connection with the Dodd- Frank Act shall be deemed to be a change in law occurring after the date hereof, regardless of the date enacted, adopted or issued, and (b) all requests, rules, guidelines or directives promulgated by the Bank

Fuel Systems Solutions, Inc.

First Amendment to Agreement

for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or any Governmental Authority shall be deemed a change in law occurring after the date hereof, regardless of the date enacted, adopted or issued.”

SECTION 3. Representations. The Borrower hereby represents and warrants that (i) its representations and warranties set forth in Section 11 of the Agreement will be true on the date of, and immediately after giving effect to, this Amendment and (ii) no Events of Default set forth in Section 14 of the Agreement shall have occurred and be continuing on such date.

     SECTION 4. Scope. Except as expressly amended hereby, the Agreement remains in full force and effect.

     SECTION 5. Counterparts; Effectiveness. This Amendment (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. and (ii) shall become effective as of the date hereof when the Bank shall have received from the Borrower a counterpart hereof signed by the Borrower or other written confirmation (in form satisfactory to the Bank) that the Borrower has signed a counterpart hereof.

     SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

INTESA SANPAOLO S.P.A.,		FUEL SYSTEMS SOLUTIONS, INC., as Parent Borrower
NEW YORK BRANCH

		By:	/s/ Pietro Bersani
By:	/s/ Manuela Insana		Name: Pietro Bersani
	Name: Manuela Insana		Title: CFO
Title: VP & RM

IMPCO TECHNOLOGIES, INC., as Co-Borrower
By:	/s/ Serena Palumbo, Esq.
Name: Serena Palumbo, Esq.
Title: VP, In-house Counsel
		By:	/s/ Mariano Costamagna
Name: Mariano Costamagna
Title: CEO

IMPCO TECHNOLOGIES B.V., as Dutch Guarantor

		By:	/s/ Mariano Costamagna
Name: Mariano Costamagna
Title: Director

Fuel Systems Solutions, Inc.

First Amendment to Agreement

Exhibit A

Master Short-Term Note

Up to $20,000,000.00

Date of Issue: [ _________ ]

MASTER SHORT-TERM NOTE

For value received, the undersigned (the "Borrower"), HEREBY PROMISES TO PAY to the order of Intesa Sanpaolo S.p.A., New York Branch ("Intesa Sanpaolo") the aggregate unpaid principal amount of the Loans made to the Borrower pursuant to the Agreement (as defined below) together with interest computed as set forth in the Agreement (as defined below) on the maturity date for each Loan pursuant to the Uncommitted Credit Facility dated as of [
___________
](the “Agreement”), as amended from time to time, by and between the Borrower and Intesa Sanpaolo. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement

Each Loan advanced to the Borrower, and each payment made by Intesa Sanpaolo on account of principal hereof, shall be recorded and confirmed by Intesa Sanpaolo in its books and records. The interest rate applicable to each Loan will be shown in the Confirmation issued with respect to each Loan. Both principal and interest of any Loan are payable in lawful money of the United States of America to the account of Intesa Sanpaolo’s New York Branch No. 026005319 at Federal Reserve Bank, New York, New York in immediately available funds. In the event the Borrower does not repay the loan at maturity, Borrower authorizes Intesa Sanpaolo to charge Borrower’s accounts with Intesa Sanpaolo for any amounts due hereunder, as provided in the Agreement.

This Master Short-Term Note is the Note referred to in the Agreement and is entitled to the benefits thereof. The Borrower hereby waives presentment, demand, notice, protest and all other demands or notices (except such notice as required by the Agreement) in connection with the delivery, acceptance, performance, default or enforcement of this Master Short-Term Note. The Borrower agrees to pay on demand all reasonable costs and expenses, including attorneys’ costs and fees, incurred or paid by the Bank in connection with the enforcement of the Master Short-Term Note.

THIS MASTER SHORT-TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

(a)	By: ________ DO NOT SIGN _______________ Name: Title:

(b)	By: _________ DO NOT SIGN ________________ Name: Title:

Fuel Systems Solutions, Inc.

First Amendment to Agreement

Fuel Systems Solutions, Inc.

First Amendment to Agreement